EXHIBIT 10.26

THIRD AMENDMENT TO THE

SILGAN CONTAINERS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS THIRD AMENDMENT is made as of March 7, 2011, by SILGAN CONTAINERS LLC, a limited liability corporation duly organized and existing under the laws of the State of Delaware (the “Primary Sponsor”).

INTRODUCTION

The Primary Sponsor maintains the Silgan Containers Supplemental Executive Retirement Plan (the “Plan”), which was last amended and restated by an indenture dated January 21, 2008 and has been amended twice since such date. The Primary Sponsor now desires to amend the Plan to provide a reasonable limitations period by which participants and beneficiaries can bring certain claims related to changes in their investment elections.

THEREFORE, the Primary Sponsor hereby amends the Plan, effective as of the day and year first above written, by adding a new Section 8.9 to read as follows:

“8.9 Limitations Period for Filing Certain Initial Claims. Solely with respect to modifications of investment elections in a Participant’s Account, a Participant or Beneficiary may not bring a claim under the Plan more than ninety (90) days following the date a trade confirmation statement is transmitted to such Participant or Beneficiary.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Third Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Third Amendment to be executed on the day and year first above written.

SILGAN CONTAINERS LLC

By:	/s/ Anthony E. Cost
Title: Vice President – Human Resources